Exhibit 10.4

Non-Employee Director Grant Form

NON-EMPLOYEE DIRECTOR

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

[NAME]

Re:	Syniverse Holdings, Inc. Grant of Non-Qualified Stock Option

Dear                      (the “director” or “Optionee”):

Syniverse Holdings, Inc. (the “Company”) is pleased to advise you that, pursuant to the Syniverse Holdings, Inc. Amended and Restated 2006 Long-Term Equity Incentive Plan (the “Plan”), the Committee has granted to you the following option (the “Option”) to acquire shares of Common Stock, subject to the terms and conditions set forth in this Agreement (the “Agreement”):

Number of Option Shares:
Date of Grant:
Exercise Price per Option Share:

Vesting Dates of Option Shares:

Expiration Date of All Option Shares:

The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Any capitalized terms used herein and not defined herein have the meaning set forth in the Plan.

1. Option.

(a) Term. Subject to the terms and conditions set forth herein, the Company hereby grants to you an Option to purchase the Option Shares at the exercise price per Option Share set forth above in the introductory paragraph of this Agreement (the “Exercise Price”), payable upon exercise as set forth in Section 1(b) below. The Option shall expire at the close of business on the date set forth above in the introductory paragraph of this Agreement (the “Expiration Date”), which is the seventh (7th) anniversary of the date of grant set forth above in the introductory paragraph of this Agreement (the “Grant Date”), subject to earlier expiration as provided under the Plan should your service as a director of the Company terminate. The Exercise Price and the number and kind of shares of Common Stock or other property for which the Option may be exercised shall be subject to adjustment as provided under the Plan. For purposes of this Agreement, “Option Shares” mean: (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

(b) Payment of Option Price. Subject to Section 2 below, the Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price and (ii) the number of Option Shares to be acquired. Payment of the Option Price shall be made as provided under the Plan.

2. Exercisability/Vesting and Expiration.

(a) Normal Vesting. The Option granted hereunder may be exercised only to the extent it has become vested. The Option shall vest as indicated by the vesting dates of Option Shares set forth in the introductory paragraph of this Agreement; provided, however, such Option Shares shall vest if and only if you have been continuously serving as a director of the Company from the date of this Agreement through and including such dates set forth above. The number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to serve as a director of the Company.

(b) Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date.

(c) Effect on Vesting and Expiration of Service Termination. Notwithstanding Sections 2(a) and (b) above, the special vesting and expiration rules set forth in the Plan shall apply if your service as a director of the Company terminates prior to the Option becoming fully vested and/or prior to the Expiration Date.

3. Procedure for Exercise. You may exercise all or any portion of the Option, to the extent it has vested and is outstanding, at any time and from time to time prior to the Expiration Date, in accordance with Company policies and procedures. The Option may not be exercised for a fraction of an Option Share.

4. Payment of Taxes. As a condition to exercise or to the delivery of certificates for Option Shares issued hereunder, you shall make provision for the payment to the Company, pursuant to Section 11 of the Plan, of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Option Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including director fees) otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to the delivery of Option Shares under this Agreement.

5. Transferability of Option. You may transfer the Option granted hereunder only by will or the laws of descent and distribution or to any of your Family Members by gift or a qualified domestic relations order as defined by the Code. Unless the context requires otherwise, references herein to you are deemed to include any permitted transferee under this Section 5. The Option may be exercised only by you; by your Family Member if such person has acquired the Option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any guardian or legal representative only if permitted by the Code and any regulations thereunder.

6. Confidentiality and Non-Interference.

(a) Obligation to Maintain Confidentiality. You acknowledge that the confidential or proprietary information and data (including trade secrets) of the Company or any of its Subsidiaries obtained by you while in service of the Company (including, without limitation, prior to the date of this Agreement) (“Confidential Information”) are the property of the Company or such Subsidiaries, including information concerning acquisition opportunities in or reasonably related to the Company’s business or industry of which you become aware during the period of your service. Therefore, you agree that you will not disclose to any unauthorized person, group or entity or use for your own account any Confidential Information without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of your acts or omissions to act, (ii) was known to you prior to your service with the Company, or (iii) is required to be disclosed pursuant to any applicable law or court order. You shall use reasonable best efforts to deliver to the Company at the time your service with the Company ceases for any reason, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, or the business of the Company and its Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which you may then possess or have under your control, but excluding financial information of the Company relating to your ownership of Option Shares, which information will nonetheless continue to constitute Confidential Information.

(b) Third Party Information. You understand that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the period of your service to the Company and thereafter, and without in any way limiting the provisions of Section 6(a) above, you will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use, except in connection with your service as a director of the Company, Third Party Information unless expressly authorized by the General Counsel of the Company in writing or unless and to the extent that the Third Party Information, (i) becomes generally known to and available for use by the public other than as a result of your acts or omissions to act, (ii) was known to you prior to your service as a director of the Company, or (iii) is required to be disclosed pursuant to any applicable law or court order.

(c) Use of Information of Prior Employers. During your service as a director, you will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom you have an obligation of confidentiality, and will not bring onto the premises of the Company, its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom you have an obligation of confidentiality unless consented to in writing by the former employer or person. You will use in the performance of your duties only information which is (i)(x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, its Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other person to whom you have an obligation of confidentiality, approved for such use in writing by such former employer or person.

(d) Non-Interference. You acknowledge that in the course of your service as a director you will become familiar with the Company’s or its Subsidiaries’ trade secrets and with other confidential information concerning the Company or its Subsidiaries and that your services will be of special, unique and extraordinary value to the Company or its Subsidiaries. Therefore, you agree not directly or indirectly through another entity, (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, or (ii) induce or attempt to induce any customer, developer, client, member, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing, or substantially reduce, business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, developer, client, member, supplier, licensee or business relation and the Company or any of its Subsidiaries (including, without limitation, making any negative statements or communications about the Company or any of its Subsidiaries).

(e) Acknowledgments. You acknowledge that the provisions of this Section 6 are (i) in addition to, and not in limitation of, any obligation of yours under the terms of any agreement with the Company, (ii) the issuance of the Option Shares by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. You agree and acknowledge that the potential harm to the Company or its Subsidiaries of the non-enforcement of this Section 6 outweighs any potential harm to you of its enforcement by injunction or otherwise. You acknowledge that you have carefully read this Agreement and have given careful consideration to the restraints imposed upon you by this Agreement, and are in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, its Subsidiaries and Affiliates now existing or to be developed in the future. You expressly acknowledge and agree that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

7. Remedies. The parties hereto shall be entitled to enforce their respective rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in their sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

8. Conformity with Plan. The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

9. Limitation of Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Board or its stockholders to terminate your duties as a director at any time (with or without Cause), nor confer upon you any right to continue as a director of the Company for any period of time, or to continue your present (or any other) rate of director compensation, each as governed by the Company’s certificate of incorporation, bylaws, compensation plans or applicable law.

10. Amendment of Option. The terms of the Option may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of the Option); provided that no such amendment shall adversely affect in a material manner any of your rights under the award without your written consent.

11. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

14. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15. Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.

16. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you at the address then currently on file with the Company, or at any other address provided by you in a written notice to the Company and to the Company at Syniverse Holdings, Inc., 8125 Highwoods Palm Way, Tampa, Florida 33647-1765, Attn: General Counsel, or to such other address or to the attention of such other person as the Company has specified by prior written notice to you.

17. Entire Agreement. This Agreement and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your acquisition of the Option Shares.

* * * * *

Signature Page to Stock Option Award Agreement

Please execute the extra copy of this Agreement in the space below and return it to the Company to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

Syniverse Holdings, Inc.

By:
Name:	Tony G. Holcombe
Title:	Chief Executive Officer and President

Enclosures:	Extra copy of this Agreement
Copy of the Plan Prospectus
Copy of the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

OPTIONEE

Dated as of:                     , 2009